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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use of our report dated May 9, 1997 (except for Note 6, as to which the date was May 15, 1997), regarding Zodiac Rentals, and to the reference to our Firm under the heading "Experts", in the Registration Statement on Form S-1 for a stock offering by RentX Industries, Inc. and in any subsequent registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933.


                                           Pester & Company
                                           PESTER & COMPANY
                                           CERTIFIED PUBLIC ACCOUNTANTS, P.C.
Denver, Colorado
November 17, 1997